                                                                     Exhibit 1.1



                         CYPRESS COMMUNICATIONS, INC.



                       10,000,000 Shares of Common Stock

                                    FORM OF

                            UNDERWRITING AGREEMENT

                              February ___, 2000



                           BEAR, STEARNS & CO. INC.
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
                              J.C. BRADFORD & CO.

                       10,000,000 Shares of Common Stock


                         CYPRESS COMMUNICATIONS, INC.


                            UNDERWRITING AGREEMENT
                            ----------------------


                                                              February ___, 2000


Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
J.C. Bradford & Co.
c/o  Bear, Stearns & Co. Inc.
    245 Park Avenue
    New York, New York 10167


Ladies and Gentlemen:

     Cypress Communications, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and
                           -------
conditions stated herein, to issue and sell to the several underwriters named in
Schedule 1 hereto (collectively, the "Underwriters") an aggregate of 10,000,000
                                      ------------
shares (the "Firm Shares") of its common stock, par value $0.01 per share (the
             -----------
"Common Stock") and, for the sole purpose of covering over-allotments in
-------------
connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 1,500,000 shares (the "Additional Shares") of Common Stock.
                                           -----------------
The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the
                           ------
Registration Statement referred to below.

          1.  Representations and Warranties of the Company.  The Company
              ---------------------------------------------
represents and warrants to, and agrees with, each of the Underwriters that:

              (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-92011), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, which registration statement,
     ---------------
     as so amended, has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement."
                                                       -----------------------
     If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "Rule 462(b) Registration
                                                       ------------------------
     Statement"), then, unless otherwise specified, any reference herein to the
     ---------
     term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which became effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations"), each in the form
                              --------------------------
     heretofore delivered to the Underwriters). No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission. The Company, if required by the Securities Act Regulations, proposes to file the Prospectus with the Commission pursuant to Rule 424(b) of the Securities Act Regulations. The Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, is hereinafter referred to as the "Prospectus,"
                                                                    ----------
     except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares (the "Offering") which differs from the
                                           --------
     Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use; and, provided, further, that the term "Prospectus" shall be deemed to include any wrapper or supplement thereto prepared in connection with the distribution of any Reserved Shares (as defined in Section 2(f), below). Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a "Preliminary
                                                         -----------
     Prospectus". All references in this Agreement to the Registration
     ----------
     Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").
                        -----

               (b) The Registration Statement and Preliminary Prospectus, dated as of January 14, 2000, and each Preliminary Prospectus thereafter, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the Closing Date (as defined in Section 2(b) below), complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in which case at the time it is first provided to the Underwriters for such use) and on the Closing Date, does not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section (1)(b) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or the Prospectus. Each Preliminary Prospectus and Prospectus filed as part of the Registration Statement, as part of any amendment thereto or pursuant to Rule 424 under the Securities Act Regulations, if filed by electronic transmission pursuant to Regulation S-T under the Securities Act, was identical to the copy thereof delivered to the Underwriters for use in connection with the

     Offering (except as may be permitted by Regulation S-T under the Securities
     Act). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement under the Securities Act that have not been described or filed therein as required, and there are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus that have not been described therein as required.

               (c) Each of the Company and its subsidiaries (i) has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Prospectus and to own, lease and operate its properties, and (iii) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to clauses (i) (as it relates to good standing) and (iii), where the failure to be so qualified or in good standing does not and could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Shares pursuant hereto or (z) in any manner draw into question the validity of this Agreement (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").
                                              -----------------------

               (d) All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive or similar rights. At September 30, 1999, after giving effect to the issuance and sale of the Shares pursuant hereto and the application of the net proceeds from the sale thereof and the conversion of all convertible preferred stock into Common Stock, the Company had the pro forma as adjusted consolidated capitalization as set forth in the Prospectus under the caption "Capitalization".
                                   --------------

               (e) All of the outstanding capital stock of, or other ownership interests in, the Company's subsidiaries is owned by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

               (f) Except as disclosed in the Prospectus there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries (other than options issued pursuant to the Company's stock option plans).

               (g) The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the

     "Exchange Act") and is listed for quotation on the Nasdaq National Market
     -------------
     System ("Nasdaq"), and the Company has taken no action designed to, or
              ------
     likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the

     Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

               (h) The statistical and market-related data included in the Prospectus are based on or are derived from sources which the Company believes to be reliable and accurate in all material respects.


               (i) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Shares as provided herein and the power to effect the Use of Proceeds as described in the Prospectus.

               (j) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

               (k) Neither the Company nor any of its subsidiaries is, nor after giving effect to the Offering will be, (i) in violation of its charter or bylaws, (ii) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (iii) in violation of any local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Communications Act of 1934 (the "Communications Act") and the rules and regulations of the Federal Communications Commission (the "FCC"), and environmental laws, statutes, ordinances, rules, regulations, judgments, or court decrees) applicable to the Company or any of its subsidiaries or any of their assets or properties (whether owned or leased) other than, in the case of clauses (ii) and
     (iii), any default or violation that (A) could not reasonably be expected to have a Material Adverse Effect or (B) which is disclosed in the Prospectus. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except as disclosed in the Prospectus.

               (l) None of (i) the execution, delivery or performance by the Company of this Agreement, (ii) the issuance and sale of the Shares and
     (iii) consummation by the Company of the transactions contemplated hereby and in the Prospectus violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (A) the charter or bylaws of the Company or any of its subsidiaries, (B) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its subsidiaries or their properties is or may be bound, (C) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties or (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (i) any court or governmental agency, body or administrative agency or (ii) any other person is required for (A) the execution, delivery and performance by the Company of this Agreement, (B) the issuance and sale of the Shares and the transactions contemplated hereby and thereby, except such as have been obtained and made under the Securities Act and state securities or Blue Sky laws and regulations or such as may be required by the National Association of Securities Dealers, Inc. (the "NASD").
                                    ----

               (m) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company or any of its subsidiaries, threatened or contemplated to which the Company or any of its subsidiaries is a party or to which the business or property of the Company or any of its subsidiaries is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets, or property of the Company or any of its subsidiaries are or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (x) is required to be disclosed in the Prospectus and that is not so disclosed, or (y) could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

               (n) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Shares or prevents or suspends the use of the Prospectus; no injunction, restraining order or order of any kind by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Shares, prevents or suspends the sale of the Shares in any jurisdiction referred to in Section 1(c) hereof or that could adversely affect the consummation of the transactions contemplated by this Agreement or the Prospectus; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

               (o) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its subsidiaries that, in the case of clauses (i), (ii) or (iii) above, could reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries. None of the Company or any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees,
     (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA"), which in the
                                                          -----
     case of clause (A), (B) or (C) above could reasonably be expected to result in a Material Adverse Effect.

               (p) None of the Company or any of its subsidiaries has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permit,
                                  ------------------
     license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval, which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

               (q) Each of the Company and its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Prospectus or as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession of its properties under all material leases to which it is a party as lessee, (iii) all licenses (including all FCC, state, local or other regulatory licenses), certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business
                         -------------
     conducted by it in the manner described in the Prospectus, except as described in the Prospectus or where failure to hold such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization.
     Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are valid and in full force and effect, and each of the Company and its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the Company or any of its subsidiaries is a party are valid and binding, and no default by the Company or any subsidiary has occurred and is continuing thereunder and, to the best knowledge of the Company and its subsidiaries, no material defaults by the landlord are existing under any such lease that could reasonably be expected to result in a Material Adverse Effect.

               (r) Each of the Company and its subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property") presently employed by it in connection with the
     ----------------------
     businesses now operated by it or which are proposed to be operated by it or its subsidiaries free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and none of the Company or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except as could not reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect.

               (s) None of the Company or any of its subsidiaries or, to the best knowledge of the Company, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any of its subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its subsidiaries (or assist the Company or any of its subsidiaries in connection with any actual or proposed transaction), which (i) might subject the Company or any of its subsidiaries, or any other individual or entity, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company or any of its subsidiaries or (iii) if not continued in the future, might have a Material Adverse Effect.

               (t) All material tax returns required to be filed by the Company and each of its subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company, the assets or property of the Company or any of its subsidiaries. The Company has made adequate charges, accruals and reserves in the applicable financial statements included in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

               (u) None of the Company or any of its subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               (v) Except as disclosed in the Prospectus, there are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company of this Agreement or the consummation by the Company or any of its subsidiaries of the transactions contemplated hereby, have the right to request or demand that the Company or any of its subsidiaries register under the Securities Act or analogous foreign laws and regulations securities held by them, other than such that have been duly waived or other than such securities as to which the right to enforce such request or demand shall not be enforceable for a period of 180 days after the Closing Date.

               (w) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences thereto.

               (x) Each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses. None of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, singly or in the aggregate, materially alter the coverage thereunder or the risks covered thereby. The Company has no reason to believe that it or any subsidiary will not be able (a) to renew its existing insurance coverage as and when such policies expire or (b) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted or as presently contemplated and at a cost that would not result in a Material Adverse Effect.

               (y) The Company has not (a) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (b) since the date of the Preliminary Prospectus (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Shares or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

               (z) The Company and its subsidiaries and any "employee benefit plan" (as defined under ERISA) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means,
                                                       ---------------
     with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such
                                      ----
     subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

               (aa) Subsequent to the respective dates as of which information is given in the Prospectus and up to the Closing Date, except as set forth in the Prospectus, (i) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that will be material to the Company and its subsidiaries taken as a whole, (iii) there has not been, singly or in the aggregate, any change or development that could reasonably be expected to result in a Material Adverse Effect; (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock; (v) there has been no change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries;
     (vi) there has been no revaluation by the Company or any of its subsidiaries of any of their assets; (vii) there has been no increase in the salary or other compensation payable or to become payable by the Company or any of its subsidiaries to any of their officers, directors, employees or advisors, nor any declaration, payment or commitment or obligation of any kind for the payment by the Company or any of its subsidiaries of a bonus or other additional salary or compensation to any such person; (viii) there has been no amendment or termination of any material contract, agreement or license to which the Company or any subsidiary is a party or by which it is bound; (ix) there has been no waiver or release of any material right or claim of the Company or any subsidiary, including any write-off or other compromise of any material account receivable of the Company or any subsidiary; and (x) there has been no material change in pricing or royalties set or charged by the Company or any subsidiary to their respective customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property Rights to the Company or any of its subsidiaries.

               (bb) Arthur Andersen LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Prospectus, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

               (cc) The financial statements, together with the related notes, included in the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary and Other Financial Data", "Selected Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Prospectus.

               (dd) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and any other person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares.

               (ff) Each of the Company and its subsidiaries has implemented Year 2000 compliance programs designed to ensure that its computer systems and applications will function properly beyond 1999. The Company believes that adequate resources have been allocated for this purpose and expects the Company's and its subsidiaries' Year 2000 date conversion programs to be completed on a timely basis.

               (gg) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          The Company acknowledges that each of the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          2.   Purchase, Sale and Delivery of the Shares.
               -----------------------------------------

               (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $__, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

               (b) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the office of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York, 10022, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. on February ___, 2000 (unless postponed in accordance with the provisions of Section 9 hereof), after the determination of the public offering price of the Firm Shares, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer in same day funds, against delivery to the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full business days prior to the Closing Date. The Company will permit the Underwriters to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

               (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 1,500,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time and from time to time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by the Underwriters to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Underwriters, when the Additional Shares are to be delivered (each such date and time being herein sometimes referred to as an "Additional Closing Date"); provided, however, that such Additional Closing
      -----------------------
     Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full business days prior to such Additional Closing Date. The Company will permit the Underwriters to examine and package such certificates for delivery at least one full business day prior to such Additional Closing Date.

               (d) The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion shall make.

               (e) Payment for the Additional Shares shall be made by wire transfer in same day funds each payable to the order of the Company at the office of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York, 10022, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to the Underwriters.

               (f) The Company and the Underwriters agree that up to 5% of the Firm Shares to be purchased by the Underwriters (the "Reserved Shares")
                                                           ---------------
     shall be reserved for sale by the Underwriters to certain individuals and entities having relationships with the Company and officers, directors and employees of the Company (the "Reserved Shares Purchasers"), as part of the
                                    --------------------------
     distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations; provided, however that under no circumstances will Bear, Stearns & Co. Inc. ("Bear Stearns") or any other Underwriter be liable to the Company or any of the Reserved Shares Purchasers for any action taken or omitted in good faith in connection with transactions effected with regard to the Reserved Shares Purchasers. To the extent that oral confirmations for the purchase of any Reserved Shares are not received from any such individuals and entities having business relationships with the Company at the close of business on the first business day after the date of this Agreement, such Reserved Shares may be offered to the public as part of the Offering.

          3.   Offering.  Upon the Underwriters' authorization of the release of
               --------
the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

          4.   Covenants of the Company.  The Company covenants and agrees with
               ------------------------
each of the Underwriters that:

               (a) The Company will notify the Underwriters immediately (and, if requested by the Underwriters, will confirm such notice in writing) (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment of or supplement to the Registration Statement or the Prospectus or any document to be filed pursuant to the Exchange Act during any period when the Prospectus is required to be delivered under the Securities Act, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments or inquiries from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any post-effective amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations) to which the Underwriters or Underwriters' Counsel (as hereinafter defined) shall reasonably object, will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be.

               (b) If any event shall occur as a result of which the Prospectus would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Securities Act or the Securities Act Regulations, the Company will notify the Underwriters promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Underwriters) which will correct such statement or omission or which will effect such compliance.

               (c) The Company has delivered to the Underwriters five signed copies of the Registration Statement as originally filed, including exhibits, and all amendments thereto, and the Company will promptly deliver to each of the Underwriters, from time to time during the period that the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus and the Registration Statement, and all amendments of and supplements to such documents, if any, as the Underwriters may reasonably request.

               (d) The Company will endeavor in good faith, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as the Underwriters may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

               (e) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Underwriters as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs (or if such fiscal quarter is the Company's fourth fiscal quarter, not later than 90 days after the end of such quarter), an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act).

               (f) During the period of 180 days from the date of the Prospectus, the Company will not, directly or indirectly, without the prior written consent of Bear, Stearns, offer, sell, contract to sell, grant any option to purchase, pledge or otherwise dispose (or announce any offer, sale, contract to sell, grant of an option to purchase, pledge or other disposition) of any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, except that the Company may issue (i) shares of Common Stock and options to purchase Common Stock under its 1997 Management Option Plan , 2000 Stock Option and Incentive Plan and 2000 Employee Stock Purchase Plan, (ii) an aggregate number of shares of Common Stock equal to 20% of the number of shares of Common Stock outstanding on the Closing Date in connection with the execution of licensing agreements with real estate owners and operators and to pay for possible acquisitions of businesses complementary to those of the Company, so long as the recipients of such shares agree to be bound by a lock-up agreement substantially in the form of Exhibit B hereto (which shall provide that any transferees and assigns of such recipients shall be bound by the lock-up agreement) for the remainder of the 180-day lock-up period.

               (g) During a period of three years from the date of the Prospectus, the Company will furnish to the Underwriters copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

               (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

               (i) If the Company elects to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters' reasonable satisfaction.

               (j) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

               (k) The Company hereby agrees that it will ensure that the Reserved Shares are restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three (3) months following the Closing Date. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such a period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

          5.   Payment of Expenses.  Whether or not the transactions
               -------------------
contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (a) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereto (including all exhibits thereto), any Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, the Agreement Among Underwriters and the Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (b) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (c) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Memorandum" and the fees of counsel in connection therewith and such counsel's disbursements in relation thereto, (d) listing of the Shares for quotation on the Nasdaq, (e) filing fees of the Commission and the NASD, (f) the cost of printing certificates representing the Shares, (g) the cost and charges of any transfer agent or registrar and (h) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Shares.

          6.   Conditions of Underwriters' Obligations.  The obligations of the
               ---------------------------------------
Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6, "Closing Date" shall refer to the
                                               ------------
Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to the Underwriters or to Latham & Watkins ("Underwriters' Counsel") pursuant to this Section 6 of any material
          ---------------------
misstatement or
omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

               (a) Prior to the Closing Date the Registration Statement shall have become effective, and on the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or, to the Company's knowledge, threatened by the Commission. If required by the Securities Act Regulations, the Prospectus shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the Securities Act Regulations within the prescribed time period, and prior to Closing Date the Company shall have provided evidence satisfactory to the Underwriters of such timely filing or transmittal.

               (b) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

               (c) The Prospectus shall have been printed and copies distributed to the Underwriters not later than 10:00 a.m., New York City time, on the second business day following the date of this Agreement or at such later date and time as to which the Underwriters may agree, and no stop order suspending the qualification or exemption from qualification of the Shares in any jurisdiction referred to in Section 4(d) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

               (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Shares; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that (i) could reasonably be expected to result in a Material Adverse Effect or (ii) has not been disclosed in the Prospectus.

               (e) Since the dates as of which information is given in the Prospectus, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Prospectus, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, (iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Prospectus. Since the date hereof and since the dates as of which information is given in the Prospectus, there shall not have occurred any Material Adverse Effect.

               (f) The Underwriters shall have received (1) a certificate, dated the Closing Date, signed on behalf of the Company by each of the Company's Chief Executive Officer and Chief Financial Officer in form and substance reasonably satisfactory to the Underwriters, confirming, as of the Closing Date, the matters set forth in paragraphs (a) through (c) of this Section 6 and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects and (2) a certificate dated the Closing Date, signed by the Company's Secretary, in form and substance reasonably satisfactory to the Underwriters.

               (g) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters, of Goodwin, Procter & Hoar LLP, counsel for the Company, to the effect set forth in Exhibit A hereto.

               (h) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters, of Arent Fox Kintner Plotkin & Kahn, PLLC, special communications counsel for the Company, to the effect set forth in Exhibit B hereto.

               (i) The Underwriters shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, of Latham & Watkins, counsel to the Underwriters, covering such matters as are customarily covered in such opinions.

               (j) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 6 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

               (k) At the time this Agreement is executed and at the Closing Date the Underwriters shall have received from Arthur Andersen LLP, independent public accountants for the Company and its subsidiaries, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Underwriters in form and substance satisfactory to the Underwriters and counsel to the Underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries contained in the Prospectus.

               (l) At the time this Agreement is executed, the Underwriters shall have received a "lock-up" agreement, substantially in the form attached as Exhibit C hereto, from each of the officers, directors and stockholders of the Company identified on Exhibit D hereto.

               (m) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq.

               (n) At the time this Agreement is executed and at the Closing Time, the NASD shall not have withdrawn, or given notice of an intention to withdraw, its approval of the fairness of the underwriting terms and arrangements of the offering of the Shares by the Underwriters.

               (o) Each of the [Material Agreements: Third Amended and Restated Stockholders Agreement; First Amendment to the Third Amended and Restated Stockholders Agreement, Second Amendment to the Third Amended and Restated Stockholders Agreement; MTS Communications Acquisition; AEW Capital Management; Boston Properties; Brookfield; Cornerstone; Shorenstein; Tower Realty, Transwestern; Vornado] shall be in full force and effect, and no party to any such agreement shall have given any notice of termination or amendment of any material provision thereof, or of any intention to terminate or amend any material provision thereof, to any other party, and no event shall have occurred which would prevent either party from substantially performing its obligations under such agreements.

               (r) All opinions, certificates, letters and other documents required by this Section 6 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as Bear Stearns shall reasonably request. Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriters or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by the Underwriters at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by the Underwriters at, or at any time prior to, any Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telecopy, telex or telegraph, confirmed in writing.

          7.   Indemnification.
               ---------------

               (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing for or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (I) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (II) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Reserved Shares to eligible employees and certain persons designated by the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or Preliminary Prospectus, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

               (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus, preliminary prospectus supplement or prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement.

               (c) In connection with the offer and sale of the Reserved Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and reasonable expenses incurred by them as a result of (i) the failure of the Reserved Shares Purchasers to pay for and accept delivery of the Reserved Shares which, by the end of the day following the date of this Agreement, were subject to a properly confirmed agreement to purchase such Reserved Shares, or (ii) the refusal by any Reserved Shares Purchasers that are also officers, directors or employees of the Company to properly confirm their respective agreements to purchase Reserved Shares.

               (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this
     Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, however, that such consent was not unreasonably withheld.

          8.   Contribution.  In order to provide for contribution in
               ------------
circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company and (y) the underwriting discounts received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

          9.   Default by an Underwriter.
               -------------------------

               (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Underwriters pursuant to Subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

               (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, the Underwriters may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default the Underwriters do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement, or in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares, shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

               (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Underwriters or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares or Additional Shares.

          10.  Survival of Representations and Agreements.  All representations
               ------------------------------------------
and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in
Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors, or any controlling person of the Company, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 11(d) and 12 hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

          11.  Effective Date of Agreement; Termination.
               ----------------------------------------

               (a) This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

               (b) The Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase any Additional Shares at any time prior to any Additional Closing Date, as the case may be, if on or prior to such date,
     (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Underwriters hereunder as provided in Section 6 is not fulfilled when and as required in any material respect, (iii) in the judgment of the Underwriters any changes of circumstance shall have occurred since the respective dates as of which information is given in the Prospectus which could have a Material Adverse Effect, other than as set forth in the Prospectus, or (iv) (A) any domestic or international event or act or occurrence has materially adversely effected, or in the opinion of the Underwriters will in the immediate future materially adversely effect, the market for the Company's securities or for securities in general; or (B) trading in securities generally on the New York Stock Exchange ("NYSE") or quotations on the Nasdaq shall have
                               ----
     been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or
     (C) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Underwriters' judgment, to make it inadvisable or impracticable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus; or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Underwriters' judgment, makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

               (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telecopy, telex, or telegraph, confirmed in writing by letter.

               (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriters, reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

          12.  Underwriters' Information. The Company and the Underwriters
               -------------------------
severally acknowledge that the statements set forth in (i) the last paragraph of the outside front cover of the Prospectus concerning the delivery of the shares of Common Stock to the Underwriters and the offering of such shares by the Underwriters; (ii) the fourth paragraph under the caption "Underwriting" in the Prospectus concerning the proposed public offering price, discount and concession; and (iii) the seventh paragraph under the caption "Underwriting" in the Prospectus concerning transactions that stabilize, maintain, or otherwise affect the price of the Common Stock, constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement, as originally filed or in any amendment thereof, any related Preliminary Prospectus or preliminary prospectus supplement or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          13.  Notices. All communications hereunder, except as may be otherwise
               -------
specifically provided herein, shall be in writing and, if sent to the Underwriters shall be mailed, delivered, telegraphed or telecopied and confirmed in writing to the Underwriters, c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Cypress Communications, Inc., Fifteen Piedmont Center, Suite 710, Atlanta, Georgia, 30305, Attention: Chief Financial Officer, telecopy number: (404) 869-2525, with a copy to Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA, 02109,
Attention: Gilbert G. Menna, P.C., telecopy number: (617) 523-1231; provided, however, that any notice pursuant to Sections 7 or 8 shall be mailed, delivered, telegraphed or telecopied and confirmed in writing.

          14.  Parties.  This Agreement shall inure solely to the benefit of,
               -------
and shall be binding upon, the Underwriters, the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

          15.  Construction.  This Agreement shall be construed in accordance
               ------------
with the internal laws of the State of New York applicable to agreements made and to be performed within New York, without giving any effect to any provisions thereof relating to conflicts of law. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

          16.  Captions.  The captions included in this Agreement are included
               --------
solely for convenience of reference and are not to be considered a part of this Agreement.

          17.  Counterparts.  This Agreement may be executed in various
               ------------
counterparts which together shall constitute one and the same instrument.